UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

THE MARQUIE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54163	26-2091212
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

7901 4th Street North, Suite 4887 St. Petersburg, Florida	33702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 989-4653

 _________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 16, 2025, The Marquie Group, Inc. (the “Company”) amended and restated its Articles of Incorporation providing for a change in the Company’s name from “The Marquie Group, Inc.” to “Transglobal Management Group, Inc.” (the “Name Change”). The amended and restated Articles of Incorporation of the Company are attached as an Exhibit to this Current Report.

Also on December 16, 2025, the Company amended and restated its Bylaws, providing for a change in the Company’s name from “The Marquie Group, Inc.” to “Transglobal Management Group, Inc.” The amended and restated Bylaws of the Company are attached as an Exhibit to this Current Report.

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 16, 2025, holders of a majority of the voting rights of the Company’s capital stock approved the amendment and restatement of the Company’s Articles of Incorporation as described in Item 5.03 above.

On December 16, 2025, holders of a majority of the voting rights of the Company’s capital stock approved the amendment and restatement of the Company’s Bylaws as described in Item 5.03 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Transglobal Management Group, Inc.
3.2	Amended and Restated Bylaws of Transglobal Management Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Marquie Group, Inc.

Date: December 18, 2025	By:	/s/ Jeff Foster
Jeff Foster
Chief Executive Officer

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